UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 7, 2017 (July 6, 2017)

TICC CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-50398	20-0188736
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On July 6, 2017, TICC Capital Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). Set forth below are the proposals voted upon at the Meeting, as set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on June 12, 2017, and the final voting tabulation reported by the Company’s inspector of elections.

The Company’s Board of Directors fixed the close of business on June 5, 2017 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Meeting. A total of 51,479,409 shares of the Company’s common stock were entitled to vote at the Meeting. A quorum of the stockholders was present at the Meeting. The final voting results for each of the proposals were as follows:

Proposal 1. Stockholders elected two nominees for directors, who will each serve for a three-year term to expire at the 2020 Annual Meeting of Stockholders based on the following votes:

Name	For	Withheld	Broker Non- Votes
Charles M. Royce	16,094,571	1,805,393	–
Steven P. Novak	13,845,127	4,054,837	–

Proposal 2. Stockholders ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 based on the following votes:

For	Against	Abstain	Broker Non-Votes
36,339,929	601,326	256,695	–

Proposal 3. Stockholders did not approve a proposal to authorize the Company to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, in each case subject to the approval of its board of directors and compliance with the conditions set forth in the proxy statement pertaining thereto (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such offering) based on the following votes:

	For	Against	Abstain	Broker Non-Votes
With Affiliates	13,174,467	4,098,375	627,106	–
% of Voted*	35.42%	11.02%	1.69%	–
% of Outstanding*	25.59%	7.96%	1.22%	–
Without Affiliates	10,137,311	4,098,375	627,106	–
% of Voted*	27.25%	11.02%	1.69%	–
% of Outstanding*	20.93%	8.46%	1.29%	–

* For purposes of this proposal, the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Meeting that are not held by affiliated persons of the Company was required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940, as amended, defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company, whichever is the less. Based on these final voting results, Proposal 3 failed to receive the required vote of the stockholders and was not adopted by the stockholders of the Company.

The Company had also solicited votes for the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 4”). However, since it was not necessary to adjourn the Meeting to solicit additional votes on the first three proposals, a vote was not taken on Proposal 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2017	TICC CAPITAL CORP.

	By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal
President